Exhibit 99.1

     Staples, Inc. Reports First Quarter 2003 Sales and Earnings;

        Company Posts 15 Percent Sales Growth And Two Percent
          Increase In North American Retail Comparable Sales


    FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 20, 2003--Staples, Inc. (Nasdaq: SPLS) announced today the results for its first quarter ended May 3, 2003. Total company sales for the quarter grew to $3.1 billion, an increase of 15 percent versus $2.7 billion reported for the same quarter of the prior year. North American Retail comparable sales increased two percent.
    The company achieved pro forma net income of $86 million for the quarter, or earnings per share of $0.18, on a diluted basis, exceeding analyst consensus of $0.17. This represents a 29 percent increase over earnings per share of $0.14 reported for the first quarter of 2002, after excluding a $.06 per share one-time tax benefit received in the first quarter of 2002. On a GAAP basis, net income was $25 million or $.05 per share, compared to $.20 per share for the first quarter of 2002, including the one-time tax benefit received in that quarter.
    Due to the recent change in accounting rules for recording vendor consideration (Emerging Issues Task Force Consensus No. 02-16), the company recorded a one-time, non-cash adjustment, reducing first quarter net income for GAAP purposes by $62 million after taxes. Pro forma net income shows Staples' results as if the company had always been subject to the new accounting method.
    "Staples delivered another strong quarter, and continues to grow sales profitably while making it easy for our customers to shop for office products," said Ron Sargent, Staples president and CEO. "The bottom line is, execution matters, and Staples' associates are executing better than anyone else in our industry."

    Highlights of Staples' business units for the first quarter include:

    North American Retail

    North American Retail sales for the first quarter were $1.8 billion, up seven percent versus first quarter results a year ago. Business unit income was $76 million, up 28 percent versus last year. Staples added 10 new stores in North America this quarter, with nine in the United States and one in Canada.

    North American Delivery

    North American Delivery sales for the first quarter were $920 million, a 13 percent increase versus last year's first quarter. Business unit income of $59 million was up 23 percent versus last year's first quarter. Excluding sales from MAP, organic growth was seven percent, leading the industry. Staples' Contract business successfully launched a new version of StaplesLink.com this quarter, growing Internet penetration to 75 percent of all transactions, and added more than 2,700 new accounts.

    Europe

    European revenues of $385 million were up 87 percent versus last year's first quarter, including the benefit of foreign currency translation. Sales from the acquired European catalog business added $137 million to the top line, so organic growth in Europe was 20 percent. Business unit income was $9.6 million, compared to a loss of $1.6 million in last year's first quarter. Staples opened three new stores, with two in the UK and one in the Netherlands. Staples European Catalog entered Sweden, expanding the delivery business to seven countries.

    Outlook

    For the second quarter of 2003, Staples anticipates earnings per share will be in line with existing analyst estimates. Second quarter revenues are expected to increase in the low double-digit percentage range, with North American Retail comparable sales in the low single digits.
    For the full year, Staples anticipates pro forma 20 percent earnings growth versus the $0.88 we reported last year. Sales growth is expected to be in the range of mid to high single-digit organic growth, and two to three percent growth from the two recent acquisitions. Low single digit positive North American Retail comps are expected for the full year.
    The following table reconciles Staples' results on a GAAP basis with results adjusted for the accounting change and the one-time tax benefit. The company uses the adjusted net income and diluted earnings per share to measure operating performance and believes such information is beneficial to an understanding of its results of operations on a comparative basis.



                                               13 Weeks Ended
                                         -----------------------------
                                         May 3, 2003     May 4, 2002
                                         ------------  ---------------
 Net income (in thousands):
 Net income as reported (GAAP)               $24,756          $93,869
 Adjustments:
    Impact of accounting change (net of
     taxes)                                   61,724                -
    Tax benefit                                    -          (29,000)
                                         ------------  ---------------
 Net income as adjusted                      $86,480          $64,869
                                         ------------  ---------------


 Diluted earnings per share:
 Diluted earnings per share as reported
  (GAAP)                                       $0.05            $0.20
 Adjustments:
    Impact of accounting change (net of
     taxes)                                     0.13                -
    Tax benefit                                    -            (0.06)
                                         ------------  ---------------
 Diluted earnings per share as adjusted        $0.18            $0.14
                                         ------------  ---------------


    About Staples

    Staples, Inc. is an $11.6 billion retailer of office supplies, business services, furniture and technology to consumers and businesses from home-based businesses to Fortune 500 companies in the United States, Canada, the United Kingdom, France, Italy, Spain, Belgium, Germany, the Netherlands and Portugal. Headquartered outside Boston, Staples invented the office superstore concept and today is the largest operator of office superstores in the world. The company has 58,000 associates serving customers in approximately 1,500 office superstores, mail order catalogs, e-commerce and a contract business. More information about the company is available at http://www.staples.com.

    Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; we may be unable to continue to open new stores successfully; our Dover format store may not be successful; our growth may continue to strain operations, which could adversely affect our business and financial results; our quarterly operating results are subject to significant fluctuation and are impacted by the extent to which sales in new stores result in the loss of sales in existing stores, the mix of products sold, pricing actions of competitors, the level of advertising and promotional expenses and seasonality; our operating results may be impacted by changes in the economy and international conflict; our stock price may fluctuate based on market expectations; our expanding international operations expose us to the unique risks inherent in foreign operations; our debt level could impact our ability to obtain future financing and continue our growth strategy; the SEC review of certain accounting practices of major New England retailers; a California wage and hour class action lawsuit; and those other factors discussed in our annual report on Form 10-K for the fiscal year ended February 1, 2003, which is on file with the Securities and Exchange Commission, and any subsequent periodic reports filed by us with the Securities and Exchange Commission. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

    Financial information follows.


                    STAPLES, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
           (Dollar Amounts in Thousands, Except Share Data)



                                               May 3, 2003 February 1,
                                               (Unaudited)    2003
                                               ----------- -----------
ASSETS
Current Assets:
 Cash and cash equivalents                       $226,019    $596,064
 Merchandise inventories, net                   1,452,633   1,555,205
 Receivables, net                                 396,051     364,419
 Deferred income taxes                            133,935      96,229
 Prepaid expenses and other current assets         95,141     105,559
                                               ----------- -----------
       Total current assets                     2,303,779   2,717,476
Property and Equipment:
 Land and buildings                               528,676     524,730
 Leasehold improvements                           644,976     621,713
 Equipment                                        975,474     951,439
 Furniture and fixtures                           481,257     472,935
                                               ----------- -----------
       Total property and equipment             2,630,383   2,570,817
 Less accumulated depreciation and
  amortization                                  1,190,416   1,123,065
                                               ----------- -----------
       Net property and equipment               1,439,967   1,447,752

 Lease Acquisition Costs, Net of
  Accumulated Amortization                         50,024      51,450
 Intangible Assets, Net of
  Accumulated Amortization                        214,493     216,391
 Goodwill                                       1,207,824   1,207,824
 Other Assets                                      79,956      80,495
                                               ----------- -----------
       Total assets                            $5,296,043  $5,721,388
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable                              $1,008,625  $1,092,172
 Accrued expenses and other
  current liabilities                             664,665     755,483
 Debt maturing within one year                      2,017     327,671
                                               ----------- -----------
       Total current liabilities                1,675,307   2,175,326

Long-Term Debt                                    744,192     732,041
Deferred Income Taxes                              53,122      50,267
Other Long-Term Obligations                       108,313     104,862

Stockholders' Equity:
 Preferred stock - authorized 5,000,000
  shares of $.01 par value; no shares issued            -           -
 Common stock - authorized 2,100,000,000
  shares of $.0006 par value; issued
  502,504,546 shares at May 3, 2003 and
  500,831,408 shares at February 1, 2003              299         299
 Additional paid-in capital                     1,513,496   1,484,833
 Cumulative foreign currency translation
  adjustments                                      14,255      11,481
 Retained earnings                              1,743,847   1,719,091
 Treasury stock at cost - 27,717,994 shares
  at May 3, 2003, and 27,724,578 shares
  at February 1, 2003                            (556,788)   (556,812)
                                               ----------- -----------
       Total stockholders' equity               2,715,109   2,658,892
                                               ----------- -----------
         Total liabilities and stockholders'
          equity                               $5,296,043  $5,721,388
                                               =========== ===========





                    STAPLES, INC. AND SUBSIDIARIES
                   Consolidated Statements of Income
             (Amounts in Thousands, Except Per Share Data)
                              (Unaudited)


                                                   13 Weeks Ended
                                               -----------------------
                                                  May 3,      May 4,
                                                   2003        2002
                                              ------------ -----------

 Sales                                         $3,146,757  $2,744,766
 Cost of goods sold and occupancy costs         2,403,924   2,084,848
                                               ----------- -----------
     Gross profit                                 742,833     659,918

 Operating and other expenses:
   Operating and selling                          566,912     445,610
   Pre-opening                                      1,237       1,886
   General and administrative                     126,506     107,084
   Amortization of intangibles                      1,943           -
   Interest and other expense, net                  6,940       2,372
                                               ----------- -----------
     Total operating and other expenses           703,538     556,952
                                               ----------- -----------

    Income before income taxes                     39,295     102,966
 Income tax expense                                14,539       9,097
                                               ----------- -----------
    Net income                                    $24,756     $93,869
                                               =========== ===========


    Basic earnings per common share:                $0.05       $0.20
                                               =========== ===========

    Diluted earnings per common share:              $0.05       $0.20
                                               =========== ===========

    Number of shares used in computing basic
      earnings per common share:                  470,930     463,854
                                               =========== ===========

    Number of shares used in computing diluted
      earnings per common share:                  477,821     471,828
                                               =========== ===========




                    STAPLES, INC. AND SUBSIDIARIES
                 Consolidated Statements of Cash Flows
                     (Dollar Amounts in Thousands)
                              (Unaudited)

                                                    13 Weeks Ended
                                                  -------------------
                                                    May 3,    May 4,
                                                     2003      2002
                                                  --------- ---------
Operating Activities:
  Net income                                       $24,756   $93,869
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization                   70,798    63,117
    Tax benefit from worthless stock deduction           -   (29,000)
    Deferred tax (benefit) expense                 (37,461)    7,349
    Other                                           13,792    11,551
    Change in assets and liabilities
    Decrease (increase) in merchandise
     inventories                                   121,111   (11,472)
    (Increase) decrease in receivables             (28,043)    9,101
    Decrease in prepaid expenses and other
     assets                                          9,254     5,942
    Decrease in accounts payable, accrued
     expenses and other current liabilities       (196,339)  (24,158)
    Increase in other long-term obligations          1,798     3,428
                                                  --------- ---------
Net cash (used in) provided by operating
 activities                                        (20,334)  129,727

Investing Activities:
  Acquisition of property and equipment            (43,876)  (62,944)
  Other                                                  -      (276)
                                                  --------- ---------
Net cash used in investing activities              (43,876)  (63,220)

Financing Activities:
  Proceeds from sale of capital stock               15,825    24,415
  Proceeds from borrowings                               -     1,425
  Payments on borrowings                          (326,427)     (677)
  Reissuance (purchase) of treasury stock               24      (484)
                                                  --------- ---------
Net cash (used in) provided by financing
 activities                                       (310,578)   24,679

Effect of exchange rate changes on cash              4,743     1,746

Net (decrease) increase in cash and
 cash equivalents                                 (370,045)   92,932
Cash and cash equivalents at beginning
 of period                                         596,064   394,824
                                                  --------- ---------
Cash and cash equivalents at end of period        $226,019  $487,756
                                                  ========= =========




                    STAPLES, INC. AND SUBSIDIARIES
                           Segment Reporting
                     (Dollar Amounts in Thousands)
                              (Unaudited)


                                                   13 Weeks Ended
                                               -----------------------
                                                  May 3,      May 4,
                                                   2003        2002
                                               ----------- -----------

Sales:
North American Retail                          $1,842,721  $1,726,893
North American Delivery                           919,520     811,991
European Operations                               384,516     205,882
                                               ----------- -----------
Total sales                                    $3,146,757  $2,744,766
                                               =========== ===========

Business Unit Income / (Loss):
North American Retail                             $75,703     $59,218
North American Delivery                            58,912      47,734
European Operations                                 9,595      (1,614)
                                               ----------- -----------
Total business unit income                       $144,210    $105,338
Interest and other expense, net                    (6,940)     (2,372)
Impact of change in accounting principle          (97,975)          -
                                               ----------- -----------
Income before income taxes                        $39,295    $102,966
                                               =========== ===========





                    STAPLES, INC. AND SUBSIDIARIES
              Pro Forma Consolidated Statements of Income
             (Amounts in Thousands, Except Per Share Data)
                              (Unaudited)

                                                  Pro Forma for the
                                                   13 Weeks Ended
                                               -----------------------
                                                  May 3,      May 4,
                                                   2003        2002
                                              ------------ -----------

 Sales                                         $3,146,757  $2,744,766
 Cost of goods sold and occupancy costs         2,305,949   2,028,383
                                               ----------- -----------
     Gross profit                                 840,808     716,383

 Operating and other expenses:
   Operating and selling                          566,912     502,075
   Pre-opening                                      1,237       1,886
   General and administrative                     126,506     107,084
   Amortization of intangibles                      1,943           -
   Interest and other expense, net                  6,940       2,372
                                               ----------- -----------
     Total operating and other expenses           703,538     613,417
                                               ----------- -----------

    Income before income taxes                    137,270     102,966
 Income tax expense                                50,790       9,097
                                               ----------- -----------
    Net income                                    $86,480     $93,869
                                               =========== ===========


    Basic earnings per common share:                $0.18       $0.20
                                               =========== ===========

    Diluted earnings per common share:              $0.18       $0.20
                                               =========== ===========

    Number of shares used in computing basic
      earnings per common share:                  470,930     463,854
                                               =========== ===========

    Number of shares used in computing diluted
      earnings per common share:                  477,821     471,828
                                               =========== ===========




                    STAPLES, INC. AND SUBSIDIARIES
              Pro Forma Consolidated Statements of Income
             (Amounts in Thousands, Except Per Share Data)
                              (Unaudited)

                                                            Pro Forma
                           Pro Forma for the                 for the
                             13 Weeks Ended                 Year Ended
               -------------------------------------------
                 May 4,    August 3,   Nov. 2,   Feb. 1,     Feb. 1,
                  2002       2002       2002       2003        2003
               ---------- ---------- ---------- ---------- -----------

Sales          $2,744,766 $2,426,475 $3,089,725 $3,335,109 $11,596,075
Cost of goods
 sold and
 occupancy
 costs          2,028,383  1,777,309  2,221,639  2,382,202   8,409,533
               ---------- ---------- ---------- ---------- -----------
  Gross profit    716,383    649,166    868,086    952,907   3,186,542

Operating and
   other expenses:
 Operating
  and selling     502,075    451,210    537,077    548,126   2,038,488
 Pre-opening        1,886      2,346      2,393      2,121       8,746
 General and
  administrative  107,084     98,698    120,006    128,713     454,501
 Amortization
  of intangibles        -          -          -      2,135       2,135
 Interest and
  other expense,
  net               2,372      2,381      5,406     10,450      20,609
               ---------- ---------- ---------- ---------- -----------
 Total
  operating
  and other
  expenses        613,417    554,635    664,882    691,545   2,524,479
               ---------- ---------- ---------- ---------- -----------

 Income before
  income taxes    102,966     94,531    203,204    261,362     662,063
Income tax
 expense            9,097     34,976     75,186     96,704     215,963
               ---------- ---------- ---------- ---------- -----------
 Net income       $93,869    $59,555   $128,018   $164,658    $446,100
               ========== ========== ========== ========== ===========


Basic earnings
 per common
 share:             $0.20      $0.13      $0.27      $0.35       $0.96
               ========== ========== ========== ========== ===========

Diluted
 earnings per
 common share:      $0.20      $0.13      $0.27      $0.35       $0.94
               ========== ========== ========== ========== ===========



    CONTACT: Staples, Inc.
             Media Contacts:
             Paul Capelli, 508/253-8530
             or
             Deb Hohler, 508/253-8509
             or
             Investor Contact:
             Laurel Lefebvre, 508/253-4080